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Exhibit 3.33

[STATE OF WEST VIRGINIA SEAL]

Certificate

I, Ken Hechler, Secretary of State of the
State of West Virginia, hereby certify that

originals of the Articles of Amendment to the Articles of Incorporation of

KINGSTON PROCESSING, INC.

are filed in my office, signed and verified, as required by the provisions of West Virginia Code §31-1-31 and conform to law. Therefore, I issue this

CERTIFICATE OF AMENDMENT TO THE
ARTICLES OF INCORPORATION

of the corporation, to which I have attached a duplicate original of the Articles of Amendment.

	CORP 551 960 Recorded In Above Book and Page 11/15/2000 10:03:19 AM Alma Y. King County Clerk Kanawha County, WV
	Deed Tax	0.00
	Recording Fee	5.00
	TOTAL	5.00
[SEAL]
	Given under my hand and the Great Seal of the State of West Virginia on this day of November 8, 2000
	/s/ KEN HECHLER
		Secretary of State

FILED
NOV 08 2000
IN THE OFFICE OF
SECRETARY OF STATE
WEST VIRGINIA

CORP 551 961
KEN HECHLER	Penney Barker, Supervisor
Secretary of State	Corporations Division
State Capital, W-139	Tel: (304) 558-8000
1900 Kanawha Blvd. East	Fax: (304) 558-0900
Charleston, WV 25305-0770	Hrs: 8:30 am - 4:30 pm ET
www.state.wv.us/sos	wvsos@secretary.state.wv.us
WEST VIRGINIA ARTICLES OF INCORPORATION PROFIT AMENDMENT
FEE: $25.00	FILE TWO ORIGINALS
plus any license tax increase

1.	The name of the corporation currently registered with the Secretary of State is:	Kingston Processing, Inc.
2.	The date of the adoption of the amendment(s) was:	October 25, 2000
3.	In accordance with WV Code §31-1-107, the shareholders/board of directors have adopted the following amendment(s) to the Articles of Incorporation and/or purposes of the corporation:	☐	Change of name to:
		☒	Other (Attach amendments to form)
4.	The amendments were adopted as follows: (check (a), (b) or (c) and complete the checked section)
☒	a.	No shares had been issued and the amendment was adopted by resolution of the board of directors.
☐	b.	The outstanding shares were not divided into classes, and the amendment was adopted by a majority vote of outstanding shares entitled to vote, as follows:
		Total Number Outstanding Shares	Number Shares Entitled to Vote	Shares Voted For Amendment	Shares Voted Against Amendment

☐	c.
The outstanding shares were divided into the classes designated below with the number of outstanding shares as listed, and the amendment was was adopted by a majority vote of the outstanding shares of each class, as follows:
		Designation of Class	Number Shares Entitled to Vote	Shares Voted For Amendment	Shares Voted Against Amendment

Form CD-2                   Issued by Ken Hechler, Secretary of State, Charleston, WV                   Revised 9/99

5.	(Complete this section only if the amendment provides for an exchange, reclassification or cancellation of issued shares).
The means of making the exchange, reclassification or cancellation of issued shares will be:
6.	(Complete this section only if the amendment provides for a change in the number of share or value of capital stock.)
	The amount of authorized capital stock in the corporation will change:	from shares at a par value of	$

		to shares at a par value of	$

		and the total authorized capital stock shall hereafter be:	$

7.	The means of making the change in the amount of stated capital will be:
8.	Articles of Amendment prepared by:	Sharon J. Fetherhuff 94 Inverness Terrace East, Suite 120 Englewood, CO 80112-5300

The amendment was duly adopted as stated herein: (signatures of pres/vp and sec/asst sec required)

10/27/00	D. A. Birchfield	/s/ D. A. BIRCHFIELD

Date	President/Vice President Name	Signature
10/27/00	R. E. West	/s/ R. E. WEST

Date	Secretary/Ass't Secretary Name	Signature

Acknowledgment for President/Vice President:

STATE OF West Virginia COUNTY OF Kanawha:

I do hereby certify that on this day of Oct. 27, 2000, that D. A. Birchfield personally appeared before me, who, being by me first duly sworn, declared that he/she is the President/Vice President of the above named corporation, that he signed the foregoing document as President/Vice President of the corporation, and that the statements therein contained are true.

My commission expires: Sept. 12, 2010	/s/ SHARON R. MURPHY
Signature of Notary Public:
(seal)

Acknowledgment for Secretary/Asst. Secretary:

STATE OF West Virginia COUNTY OF Kanawha:

I do hereby certify that on this day of Oct. 27, 2000, that R. E. West personally appeared before me, who, being by me first duly sworn, declared that he/she is the Secretary/Asst. Secretary of the above named corporation, that he signed the foregoing document as Secretary/Asst. Secretary of the corporation, and that the statements therein contained are true.

My commission expires: Sept. 12, 2010	/s/ SHARON R. MURPHY
Signature of Notary Public:
(seal)

2

  NOW, THEREFORE, BE IT RESOLVED, that the Certificate of Incorporation of Kingston Processing, Inc. is amended by deleting the last sentence of Article VI so that the Article shall read as follows:

    "The amount of the total authorized capital stock of said corporation shall be One Thousand Dollars ($1,000.00), which shall be divided into One Thousand shares of the par value of One Dollar ($1.00) each."

      This instrument was presented to the Clerk of the County Commission of Kanawha County, West Virginia, on and the same is admitted to record.

NOV 15 2000
Teste:	/s/ ALMA Y. KING	Clerk

Kanawha County Commission

[STATE OF WEST VIRGINIA SEAL]

Certificate

I, Ken Hechler, Secretary of State of the
State of West Virginia, hereby certify that

by the provisions of Chapter 31, Article 1, Sections 27 and 28 of the West Virginia Code, the Articles of Incorporation of

KINGSTON PROCESSING, INC.

conform to law and are filed in my office. I therefore declare the organization to be a Corporation for the purposes set forth in its Articles, with the right of perpetual existence.

        Therefore, I hereby issue this

CERTIFICATE OF INCORPORATION

to which I have attached a duplicate original of the Articles of Incorporation

[SEAL]
Given under my hand and the Great Seal of the State of West Virginia on this Fourteenth day of January 1998
/s/ KEN HECHLER
Secretary of State

FILED
JAN 14 1998
IN THE OFFICE OF
SECRETARY OF STATE
WEST VIRGINIA

ARTICLES OF INCORPORATION
OF
KINGSTON PROCESSING, INC.

I.

        The undersigned agrees to form a corporation by the name of Kingston Processing, Inc.

II.

        The address of the principle office of said corporation will be located at 1520 Kanawha Boulevard, East, in the City of Charleston, in the County of Kanawha, State of West Virginia, 25311.

III.

        The purpose or purposes for which this corporation is formed is to engage in the processing of coal and any and all other lawful purposes for which corporations may be operated in the State of West Virginia.

IV.

        Provisions granting preemptive rights are: None.

V.

        Provisions for the regulation of the internal affairs of the corporation are set forth in the By-Laws of the corporation, a copy of which are on file at the principle office thereof.

VI.

        The amount of the total authorized capital stock of said corporation shall be One Thousand Dollars ($1,000.00), which shall be divided into One Thousand shares of the par value of One Dollar ($1.00) each. The sole initial stockholder shall be Riverton Coal Production, Inc., with an initial holding of 500 shares.

VII.

        The full name and address of the incorporator is as follows:

NAME	ADDRESS
Randy D. Hansford	1520 Kanawha Boulevard, East Charleston, West Virginia 25311

VIII.

        The existence of this corporation is to be perpetual.

IX.

        The address of the initial registered office of the corporation is Kingston Processing, Inc., 1520 Kanawha Boulevard, East, Charleston, West Virginia 25311 and the name of its initial registered agent at such address is Randy D. Hansford.

X.

        The number of directors constituting the initial board of directors of the corporation is two (2), and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:

NAME	ADDRESS
Randy D. Hansford	1520 Kanawha Boulevard, East Charleston, West Virginia 25311
J. Allan Link	1520 Kanawha Boulevard, East Charleston, West Virginia 25311

        I, THE UNDERSIGNED, for the purpose of forming a Corporation under the laws of the State of West Virginia, do make and file these ARTICLES OF INCORPORATION, and I have accordingly hereunto executed the same this 18th day of January, 1998.

/s/ RANDY D. HANSFORD Randy D. Hansford

2

STATE OF WEST VIRGINIA

COUNTY OF KANAWHA, TO-WIT:

        I, Cynthia A. White, a Notary Public, in and for the County and State aforesaid, hereby certify that Randy D. Hansford, whose name is signed to the foregoing Articles of Incorporation, bearing date on the 18th day of January, 1998, this day personally appeared before me in my said county and acknowledged his signature to the same.

        Given under my hand and official seal this 18th day of January, 1998.

        My Commission Expires 10-17-2000.

(NOTARY SEAL)

[SEAL] OFFICIAL SEAL NOTARY PUBLIC STATE OF WEST VIRGINIA CYNTHIA A. WHITE 150 NATHAN AVE. MADISON, WV 25130 My Commission Expires Oct. 17, 2000	/s/ CYNTHIA A. WHITE Notary Public

3

AFFIDAVIT

        I, Randy D. Hansford, the undersigned Affiant, being of sound mind and memory and having attained eighteen (18) years of age, and having been duly sworn, depose and state as follows:

  1.
  That I am the president of Kingston Mining, Inc., a West Virginia corporation, filed with the West Virginia Secretary of State Office on September 8, 1997, and that said corporation is currently in good standing and is authorized and licensed to conduct business in the State of West Virginia.

  2.
  That I am the president of Kingston Resources, Inc., a Kentucky corporation, registered and authorized to do business in the State of West Virginia on September 29, 1997, and that said corporation is currently in good standing and is authorized and licensed to conduct business in the State of West Virginia.

  2.
  That Kingston Processing, Inc. is an affiliate of Kingston Mining, Inc. and Kingston Resources, Inc.

  3.
  That Kingston Mining, Inc. and Kingston Resources, Inc., do hereby expressly grant permission to Kingston Processing, Inc., to register with the West Virginia Secretary of State Office as a domestic corporation, authorized and licensed to do business in the State of West Virginia.

  FURTHER, Affiant saith naught.

  Date this 14th day of January, 1998.

/s/ RANDY D. HANSFORD Randy D. Hansford

STATE OF WEST VIRGINIA
COUNTY OF KANAWHA, to-wit:

        I, Cynthia A. White, a Notary Public, in and for the County and State, aforesaid, hereby certifies that Randy D. Hansford, whose name is signed to the forgoing Affidavit, bearing day on the 14th day of January, 1998, this day personally appeared before me in my said county and acknowledged his signature to the same.

        Given under my hand and official seal this 14th day of January, 1998.

        My Commission Expires: 10-17-2000.

[SEAL] OFFICIAL SEAL NOTARY PUBLIC STATE OF WEST VIRGINIA CYNTHIA A. WHITE 150 NATHAN AVE. MADISON, WV 25130 My Commission Expires Oct. 17, 2000	/s/ CYNTHIA A. WHITE Notary Public

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Exhibit 3.33